UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 22, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

      On March 22, 2006, the Board of Directors of Pennichuck Corporation (the "Company") approved the following recommendations of the Compensation and Benefits Committee regarding compensation for the Company's executive officers:

I. 2006 Salaries

      Effective April 1, 2006, the base salaries of the Company's executive officers for 2006 will be as follows: $265,000 for Donald L. Correll, President and Chief Executive Officer through the effective date of his resignation on April 15, 2006 (or such other date as he and the Board of Directors shall mutually agree); $141,000 for Stephen J. Densberger, Executive Vice President; $150,000 for Michael C. J. Fallon, President, Southwood Corporation; $122,000 for Bonalyn J. Hartley, Vice President, Administration; $150,000 for William D. Patterson, Senior Vice President and Chief Financial Officer; and $156,000 for Donald L. Ware, Vice President, Engineering and President, Pennichuck Water Works, Inc. and the Company's other operating utilities.

      Beginning April 17, 2006, Hannah M. McCarthy shall receive $20,000 per month as compensation for serving as the Company's interim Chief Executive Officer commencing on the effective date of Mr. Correll's resignation. Prior to April 17, 2006, Ms. McCarthy will be compensated at the per diem rate of $125 per hour or $1,000 per day for days that she devotes to the Company's affairs.

II. 2005 Cash Incentive Bonus

      The performance criteria for the incentive program for 2005 for the Company's executive officers were based upon the Company's earnings per share, return on equity and revenue growth during 2005. Based upon the Company achieving one of the performance criteria during 2005, the Board of Directors approved the recommendations of the Compensation and Benefits Committee regarding 2005 cash incentive bonuses for the Company's executive officers as follows: $12,000 for Mr. Fallon; $7,500 for Ms. Hartley; $12,000 for Mr. Patterson; and $12,000 for Mr. Ware.

III. 2006 Performance Criteria for Incentive Program

      The performance criteria for the incentive program for 2006 for the Company's executive officers will be based upon the Company's earnings per share, return on equity, operating income, and customer and revenue growth during 2006.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

      (a)       On March 22, 2006, the Board of Directors of the Company, upon recommendation of the Audit Committee, amended and restated the Company's Bylaws to eliminate the requirement that the Board of Directors' annual appointment of an independent registered public accounting firm for the audit of the Company's year-end financial statements be subject to ratification by the Company's shareholders. The amended and restated Bylaws became effective on such date.

A copy of the Amended and Restated Bylaws of the Company is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

      In addition, on March 22, 2006 the Board of Directors amended and restated the Certificate of Designation to its Certificate of Incorporation to increase the number of shares of Series A Junior Participating Preferred Stock that can be issued by the Company under its Shareholder Rights Plan from 25,000 to 50,000.

      The Amended and Restated Certificate of Designation for the Series A Junior Participating Preferred Stock became effective on March 27, 2006 upon filing with the Secretary of State of the State of New Hampshire.

A copy of the Amended and Restated Certificate of Designation for the Series A Junior Participating Preferred Stock is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

      On March 22, 2006, the Board of Directors, upon recommendation of the Audit Committee, amended and restated the Audit Committee Charter to eliminate a corresponding requirement that the Board of Directors' annual appointment of an independent registered public accounting firm for the audit of the Company's year-end financial statements be subject to ratification by the Company's shareholders.

A copy of the Amended and Restated Audit Committee Charter can be accessed electronically at the Company's website at www.pennichuck.com.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Amended and Restated Bylaws of the Company effective March 22, 2006.

99.2 Amended and Restated Certificate of Designation for the Series A Junior Participating Preferred Stock effective March 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: March 28, 2006	By:	/s/ William D. Patterson

		Name:	William D. Patterson
		Title:	Senior Vice President and Chief
Financial Officer

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